EXHIBIT 99.1

Richard J. King                                                                                   July 11, 2002

Senior Vice President, Corporate Communications

AMC Entertainment Inc.

(816) 221-4000

AMC Entertainment Inc. Fiscal First Quarter Earnings Conference Call and Webcast At 9:00 A.M. CDT On

July 22

KANSAS CITY, Mo.—AMC Entertainment Inc. (AMEX: AEN) will conduct a conference call and slide presentation to discuss fiscal 2003 first quarter results and certain forward-looking information at 9:00 a.m. CDT on Monday, July 22, 2002.

Internet access to the call and to supporting slides will be available through AMC’s website www.amctheatres.com.  The call can also be accessed by phone at (877) 307-8182.  Media and individuals will be in a listen-only mode, and participants are requested to log in a few minutes early.

A replay of the conference call will be available on the website through Monday, August 5, 2002.

AMC is scheduled to release earnings earlier in the day on July 22, 2002.

AMC Entertainment Inc. is a leader in the theatrical exhibition industry.  Through its circuit of AMC Theatres, the Company operates 251 theatres with 3,558 screens in the United States, Canada, France, Hong Kong, Japan, Portugal, Spain, Sweden and the United Kingdom.  Its Common Stock trades on the American Stock Exchange under the symbol AEN.  The Company, headquartered in Kansas City, Mo., has a website at www.amctheatres.com.